Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As disclosed in our Form 8-K filed with the SEC on January 5, 2011,  on December 29, 2010, Akorn, Inc.’s unconsolidated joint venture, Akorn-Strides LLC (the “JV Company”), entered into an Asset Purchase Agreement (the “Sale Transaction”) with Pfizer, Inc. (“Pfizer”) for the sale of all of the JV Company’s abbreviated new drug applications (“ANDAs”) to Pfizer for $63.2 million in cash.  Akorn’s portion of the sale proceeds was $35.0 million.  The Asset Purchase Agreement contained an initial closing date of December 29, 2010 and a final closing date of May 1, 2011.  The rights, title and interest to the JV Company’s ANDAs for all dormant and in-development products was transferred to Pfizer on the initial closing date, while the right, title and interest to the ANDAs of the actively marketed products was transferred on May 1, 2011.  Upon reaching the final closing date, the JV Company essentially ceased operations.  The transfer of the actively marketed products on May 1, 2011 constituted the disposition of a significant amount of assets of Akorn.

The following unaudited condensed consolidated financial statements are presented to illustrate the effects of the Sale Transaction.  The unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 illustrates the estimated effects of the Sale Transaction as if the sale had occurred on December 31, 2009 and as if all income from the sale had been earned as of that date.  The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2010 sets forth the estimated effects of the Sale Transaction on Akorn’s condensed consolidated statements of income as if the sale had occurred in its entirety on December 31, 2009.

The unaudited pro forma condensed consolidated financial statements presented herein are for informational purposes only and do not purport to present what Akorn’s actual results would have been had the Sale Transaction occurred on the date assumed, or to project our results of operations or financial position for any future period.  The pro forma financial statements include assumptions that are believed to be reasonable and represent all material information that is necessary to fairly present pro forma financial statements.

The unaudited pro forma condensed consolidated financial statement, including the notes thereto, should be read in conjuction with Akorn’s audited consolidated financial statements and the notes in the Company’s Annual Report on Form 10-K as for the fiscal year ended December 31, 2010, as filed with the SEC on March 14, 2011.

AKORN, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(IN THOUSANDS, EXCEPT SHARE DATA)

	DECEMBER 31, 2010
	As	Pro Forma
	Reported	Adjustments	Notes	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,623	$-		$41,623
Trade accounts receivable, net	11,270	-		11,270
Inventories	18,917	(1,136)	(a)	17,781
Prepaid expenses and other current assets	1,803	-		1,803
TOTAL CURRENT ASSETS	73,613	(1,136)		72,477
PROPERTY, PLANT AND EQUIPMENT, NET	32,731	-		32,731
OTHER LONG-TERM ASSETS:
Intangibles, net	3,122	-		3,122
Deferred financing costs	1,545	-		1,545
Other Assets	105	3,203	(b)	3,308
TOTAL OTHER LONG-TERM ASSETS	4,772	3,203		7,975
TOTAL ASSETS	$111,116	$2,067		$113,183

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$4,894	$-		$4,894
Accrued compensation	3,396	-		3,396
Accrued expenses and other liabilities	3,473	-		3,473
Advance from unconsolidated joint venture	10,177	(10,177)	(b)	-
TOTAL CURRENT LIABILITIES	21,940	(10,177)		11,763
LONG-TERM LIABILITIES:
Lease incentive obligations	1,125	-		1,125
Product warranty liability	1,299	-		1,299
TOTAL LONG-TERM LIABILITIES	2,424	-		2,424
TOTAL LIABILITIES	24,364	(10,177)		14,187
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares
authorized, 93,975,334 shares outstanding	182,466	-		182,466
Warrants to acquire common stock	19,673	-		19,673
Accumulated deficit	(115,387)	12,244	(c)	(103,143)
TOTAL SHAREHOLDERS' EQUITY	86,752	12,244		98,996
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$111,116	$2,067		$113,183

AKORN, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	2010	Pro Forma		2010
	As Reported	Adjustments	Notes	Pro Forma

Revenues	$86,409	$(3,050)	(d)	$83,359
Cost of sales	43,944	(1,519)	(e)	42,425
GROSS PROFIT	42,465	(1,531)		40,934

Selling, general and administrative expenses	22,721	-		22,721
Research and development expenses	6,975	-		6,975
Amortization of intangibles	1,497	-		1,497
TOTAL OPERATING EXPENSES	31,193	-		31,193

OPERATING INCOME	11,272	(1,531)		9,741

Write-off and amortization of deferred financing costs	(2,841)	-		(2,841)
Interest expense, net	(942)	-		(942)
Equity in earnings of unconsolidated joint venture	23,368	(23,368)	(f)	-
Change in fair value of warrants liability	(8,881)	-		(8,881)
INCOME (LOSS) BEFORE INCOME TAXES	21,976	(24,899)		(2,923)
Income tax provision	152	(123)	(g)	29
NET INCOME (LOSS)	$21,824	$(24,776)		$(2,952)

NET INCOME (LOSS) PER SHARE:
BASIC	$0.24	$(0.27)		$(0.03)
DILUTED	$0.22	$(0.27)		$(0.03)

SHARES USED IN COMPUTING NET INCOME (LOSS)
PER SHARE:
BASIC	92,801	92,801		92,801
DILUTED	99,250	92,801		92,801

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

As disclosed in our Form 8-K filed with the SEC on January 5, 2011,  on December 29, 2010, Akorn, Inc.’s unconsolidated joint venture, Akorn-Strides LLC (the “JV Company”), entered into an Asset Purchase Agreement (the “Sale Transaction”) with Pfizer, Inc. (“Pfizer”) for the sale of all of the JV Company’s abbreviated new drug applications (“ANDAs”) to Pfizer for $63.2 million in cash.  Akorn’s portion of the sale proceeds was $35.0 million.  The Asset Purchase Agreement contained an initial closing date of December 29, 2010 and a final closing date of May 1, 2011.  The rights, title and interest to the JV Company’s ANDAs for all dormant and in-development products was transferred to Pfizer on the initial closing date, while the right, title and interest to the ANDAs of the actively marketed products was transferred on May 1, 2011.

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the effects of the Sale Transaction. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 illustrates the estimated effects of the Sale Transaction as if the sale had occurred on December 31, 2009 and as if all income from the sale had been earned as of that date.  The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2010 sets forth the estimated effects of the Sale Transaction on Akorn’s condensed consolidated statements of income as if the sale had occurred in its entirety on December 31, 2009.

The unaudited pro forma condensed consolidated income statements do not reflect any of the following:

Revenue and Cost of Sales

We recorded $1,854,000 in revenue during 2010 related to our manufacture and sale of one pharmaceutical product to the JV Company.  This product was manufactured at our plant in Decatur, Illinois.  Had this product not been manufactured at our plant, additional production capacity would have been available for the manufacture of other products.  The attached pro forma income statement includes the removal of the revenue, direct manufacturing costs and plant absorption benefits from our manufacture and sale of this product to the JV Company during 2010.  We have not attempted to estimate the revenue, cost of sales or plant absorption benefit of any replacement products that may have been manufactured had we not produced the JV Company product in our Decatur, Illinois plant.

Interest Income

We have not included any incremental interest income in our unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2010.  We received $35.0 million in sale proceeds related to the Sale Transaction.  Assuming that we had received and invested these proceeds in 12-month treasuries in December 2009, our estimated interest income for the year ended December 31, 2010 would have been approximately $165,000, based on the average 12-month treasury rate of 0.47% in place during December 2009.

2.	NOTES TO UNAUDITED PRO FORMA ADJUSTMENT

(a)
The pro forma adjustment to inventory removes all raw materials, work in process and finished goods that was on our balance sheet as of December 31, 2010 related to the product that we manufactured on a contract basis for the JV Company.

(b)
The $10,177,000 balance in Advance from Unconsolidated Joint Venture as of December 31, 2010 represents the net difference between the $13,380,000 unearned portion of our gain from the JV Company Sale Transaction and the $3,203,000 carrying value of our Investment in Unconsolidated Joint Venture on that date.  The pro forma adjustment assumes that the unearned portion of the gain had been earned and our Investment in Unconsolidated Joint Venture had been reclassified to Other Assets as of December 31, 2010.

(c)	The adjustment to Accumulated Deficit reflects settlement of the unearned gain from the Sale Transaction, net of the elimination of our Inventory of JV Company products and components.

(d)	Revenue has been adjusted to eliminate the revenue we earned from (1) marketing the JV Company’s products, and (2) manufacturing and selling one product to the JV Company on a contract basis.

(e)
Cost of Sales has been adjusted to eliminate the standard costs associated with the product we contract manufactured and sold to the JV Company, partially offset by the estimated positive impact to plant variance that resulted from our manufacture of this product

(f)
Equity in Earnings of Unconsolidated Joint Venture of $23,368,000 has been eliminated.  This amount consisted of $21,563,000 of income recognized in connection with the Sale Transaction and $1,805,000 of income from our 50% portion of the JV Company’s net income in 2010.

(g)
Income Tax Provision has been pro forma adjusted by multiplying the estimated pre-tax income contribution of the JV Company by our estimated marginal tax rate.  The estimated effective tax rate was calculated by dividing our Income Tax Provision by our Pre-Tax Income less the Change in Fair Value of Warrants Liability, since that change in value is a significant permanent non-deductible expense for tax purposes.